EXHIBIT 10.1

AMENDMENT AGREEMENT

This amendment agreement dated as of October 10, 2014 (the “Amendment Agreement”) is between YA GLOBAL MASTER SPV LTD., a Cayman Islands exempt limited partnership (the “Investor”), and OMAGINE, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”). Each of the Investor and the Company are sometimes referred to herein as a "Party" or collectively as the "Parties".

This Amendment Agreement is an amendment to that certain agreement between the Parties dated as of April 22, 2014 (the “2014 SEDA Agreement”). All capitalized terms in this Amendment Agreement shall, unless otherwise indicated herein, have the meanings assigned to them in the 2014 SEDA Agreement.

The Parties hereby agree as follows:

1)	Clause (ii) of Section 10.02(c) of the 2014 SEDA Agreement is hereby deleted.

2)	All other terms and conditions of the 2014 SEDA Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement as of the date first above written.

COMPANY:
Omagine, Inc.

By: /s/ Charles P. Kuczynski
Name: Charles P. Kuczynski
Title: Vice-President

INVESTOR:
YA Global Master SPV Ltd.
By: Yorkville Advisors, LLC
Its: Investment Manager

By: /s/ David Gonzalez
Name: David Gonzalez
Title: Managing Member & General Counsel